We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-24325 and No. 333-32037) of Storm Technology, Inc. of our report dated January 26, 1998 appearing in this Form 10-K.

PRICE WATERHOUSE LLP
San Jose, California
March 30, 1998